Chanticleer Holdings Acquires 60% Ownership of Hooters® Franchisee,

TMIX Management Australia Pty, Ltd.

CHARLOTTE, NC – July 1, 2014 — Chanticleer Holdings, Inc. (NASDAQ: HOTR) (Chanticleer Holdings, or the "Company"), owner and operater of multiple restaurant brand internationally and domestically, announced today that the Company has acquired 60% ownership of TMIX Management Australia Pty, Ltd., Hooters franchisee in Australia, and its Hooters restaurants in Parramatta and Penrith, both suburbs of Sydney.

The Company also recently announced it increased its ownership stake in Hooters restaurant in Campbelltown, Australia from 49% to 60% and agreed to increase its ownership stake to 60% in the two new stores under construction in Townsville and Surfers Paradise.

The terms of the agreement called for Chanticleer to assume the debt owed to Florida Mezzinine Fund, LLLP by TMIX Darling Harbour Pty, Ltd, parent company of TMIX Management, in the amount of $5 million (the “Debt”). The transaction increases Chanticleers equity in the Hooters franchise in Australia and management believes the Hooters brand will continue to grow in this market.

In addition, Chanticleer acquired 100% of the gaming revenue from gaming licenses currently located in the Darling Harbour, Sydney, area until full repayment of the Debt, and 60% of the revenue for the lifetime of the gaming operations. Obtaining gaming license is difficult and requires adherence to strict guidelines. The Company has 25 gaming licenses, of which 15 machines are currently in operation and generating positive cash flow.

Mike Pruitt, Chairman and Chief Executive Officer, commented, “The Hooters brand continues to gain popularity in Australia and we believe this was the opportune time for us to increase our ownership in the Hooters franchise in Australia and to continue building on our long-term relationship with Morney Schlebusch and his team. The positive cash flow from gaming, which we have also experienced with our gaming machines in Oregon, and acquired restaurants will allow us to support the debt and to make significant strides towards profitability.”

About Chanticleer Holdings, Inc

Headquartered in Charlotte, NC, Chanticleer Holdings (HOTR), together with its subsidiaries, owns and operates restaurant brands in the United States and internationally. The Company is a franchisee owner of Hooters® restaurants in international markets including England, South Africa, Hungary, and Brazil, has joint ventured with the current Hooters franchisee in Australia, and recently acquired two Hooters restaurants in the United States. The Company also owns and operates American Roadside Burgers, Spoon Bar & Kitchen and owns a majority interest in Just Fresh restaurants in the U.S.

For further information, please visit www.chanticleerholdings.com

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Forward-Looking Statements:

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Press Information:

Chanticleer Holdings, Inc.
Investor Relations
Phone: 704.366.5122
ir@chanticleerholdings.com